Exhibit 99.1

ATS Corporation (OTCBB: ATCT) (formerly Federal Services Acquisition Corporation) and its Subsidiaries Investor Presentation February 2007

Forward-Looking Statements This slide presentation contains forward-looking statements about ATS Corporation (“ATS”) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of ATS management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements. Many of these risks and uncertainties are detailed in ATS’ filings with the Securities and Exchange Commission. The information in this presentation should be read in light of such risks. ATS does not assume any obligation to update the information contained in this slide presentation.

History Federal Services Acquisition Corporation (FSAC) founded in April 2005 Successful IPO in October 2005 raised $126M Purchase agreement with acquisition target in April 2006 Filed proxy with SEC in May 2006 Cleared by SEC in December 2006! Final shareholder vote January 12, 2007 Closed acquisition as of January 15, 2007

The Sponsor Team Underwriters: CRT Capital Sponsors: Peter Schulte, CM Equity Joel Jacks, CM Equity Ed Bersoff Outside Directors: Ed Smith Joe Saponaro Domain Advisor: Art Money

Acquisition Overview Target: Advanced Technology Systems, Inc. (founded 1978) and its subsidiary, Appix, Inc. Purchase Price: Base of $85 million Two potential earn outs of $15 M and $24 M Customer Base: Primarily Federal Government Revenue: $105 M (YE 10/05) projected to $113 M (YE 10/06) Adjusted EBITDA of ~ 8%

The Management Team Dr. Ed Bersoff, Chairman and CEO Former Founder and CEO of BTG, Inc. (BTGI) Director ICFI, EFJI Former Director TTN, FRGO Stuart R. Lloyd, CPA, Executive Vice President and CFO Experience in public accounting Former CFO of PEC Solutions (PECS) Leon Perry, Senior Vice President and Director of Corporate Development

The ATSC Market Civilian Agencies of the Federal Government Housing and Urban Development Architect of the Capitol Department of Commerce Department of Labor, etc. Department of Defense Office of the Secretary of Defense US Army Corps of Engineers Army, Navy, Air Force units, etc.

The ATSC Market (cont’d) Department of Homeland Security US Coast Guard Federal Air Marshall Service Customs and Border Patrol Advanced Research Projects Agency State and Local Law Enforcement Agencies Government Sponsored Enterprises Fannie Mae Freddie Mac Commercial Enterprises (insurance, banking)

ATSC Market Mix Civilian Federal Agencies Defense and Homeland Security Commercial State and Local Governments

ATSC Addressable Market US Federal IT (excluding classified programs) – over $63 Billion in FY 2006 Source: http://www.whitehouse.gov.omb.budget US Federal Professional and Technical Services – over $150 Billion (includes IT) Source: Professional Services Council Trend – Aging of the Federal Workforce, increased outsourcing, sustained budget growth

ATSC Functional Expertise Nearly 29 years of applications software development for the financial community, both public and private sectors Recently developed applications systems and software development for the law enforcement community, at the Federal (DHS), State and Local levels Certified CMMI Level 3 Network systems engineering, development and support in a variety of high-stress, high availability environments

ATSC Contract Profile Contract Mix: 94% T&M and Fixed Price; 6% Cost Reimbursable Over 200 active contract assignments No one contract accounts for more than 12% of revenue Prime contracts account for about 80% of annual revenue Contract backlog greater than $170 M with a robust bid pipeline

ATSC Capital Structure Common shares at IPO 26,525,000 Shares issued/repurchased 7,525,000 as of 2/1/07 Total shares outstanding 19,000,000 Warrants Outstanding 42,000,000 exercisable at $5.00/share through October, 2009

ATSC Growth Strategy Organic growth: in excess of 10% per annum (including growth of acquired companies after acquisition) Acquisition growth: about $35 M in revenue planned to be added in calendar 2007 Implied run rate of $160 M by end of 2007 Additional acquisition growth dependent upon availability of capital (not targets!)

ATSC Profitability Historical “adjusted” EBITDA about 8% Margin improvement/cost containment activities already underway Planned “run rate” reported EBITDA of 9% in calendar 2007 Targeting 9-10% reported EBITDA in calendar 2008

Summary ATSC is an extraordinary platform for growth in the Government markets It is a “pure play” IT company with dominant expertise in financial systems and law enforcement Its market is growing though its current market share is small It is large enough to compete at nearly any level, yet it is small enough to remain agile and responsive The ATSC management team has the knowledge and direct experience to propel the company forward in terms of growth and profitability organically and through acquisition

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